Exhibit 99.1

AXIM® BIOTECHNOLOGIES ENTERS CANADIAN MARKET THROUGH NEW EXCLUSIVE

DISTRIBUTION AND LICENSE AGREEMENT WITH REVIVE THERAPEUTICS

AXIM Partners with REVIVE to Begin Selling Its

Leading Cannabidiol-Containing Nutraceutical Product in Canada

NEW YORK – Aug. 27, 2018 – AXIM® Biotechnologies, Inc. (“AXIM® Biotech” or the “Company”) (OTC: AXIM), a world leader in cannabinoid research and development, today announced that it has signed an exclusive distribution and license agreement with Revive Therapeutics Ltd. (“Revive”) (TSX VENTURE: RVV) (OTCQB: RVVTF) (FSE:31R), a specialty cannabis company focused on the research, development and commercialization of novel cannabinoid-based products and therapies, to begin selling the Company’s proprietary, unique cannabidiol (CBD)-containing nutraceutical product throughout the rapidly expanding Canadian cannabis market.

The agreement defines a relationship where Revive will seek regulatory approval for AXIM® Biotech’s proprietary, controlled-release functional chewing gum that contains full-spectrum hemp oil-derived CBD. Under the terms of the agreement, Revive will have a minimum purchase amount annually, which increases each year for the term of the agreement.

“We have been working closely with Revive, our new distribution partner, to develop the best position for AXIM and Revive to successfully enter the emerging, robust market in Canada and meet the increased demand for high-quality CBD products,” said George E. Anastassov, MD, DDS, MBA and Chief Executive Officer of AXIM® Biotechnologies. “We are excited to bring our nutraceutical product offering to the Canadian market and hope this will create a new revenue stream for both companies and fill a void in quality, tested and proven CBD products for consumers there.”

According to Deloitte, the legal cannabis industry in Canada has the potential to generate over $4 billion in sales within its first year. Deloitte also projects that total estimated consumer spend could surge by as much as 58%.

In its natural form, cannabinoids are lipophilic, not water-soluble and tend to stick to the chewing gum matrix, therefore diminishing effective release into the bloodstream. Microencapsulation renders cannabinoids soluble and dramatically increases the bioavailability of CBD, while largely bypassing the first pass hepatic metabolism.

To learn more about AXIM, please visit the company’s website: http://aximbiotech.com/.

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About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is an innovative biotechnology and pharmaceutical  company focusing on research, development and production of cannabinoid-based pharmaceutical and nutraceutical products. AXIM’s flagship products include MedChew Rx®, a combination CBD/THC gum that will undergo clinical trials for the treatment of pain and spasticity associated with Multiple Sclerosis (MS); MedChew® Dronabinol which will undergo a bioequivalence study to fast track through FDA as an alternative to approved Marinol; and CanChew RL, which will undergo clinical trials for treatment of restless leg syndrome. At AXIM, we prioritize the wellbeing of our customers while embracing a solid fiscal strategy. For more information, please visit AXIMBiotech.com.

About Revive Therapeutics Ltd.

Revive Therapeutics Ltd. (TSX VENTURE:RVV)(OTCQB:RVVTF) is a specialty cannabis company focused on the research, development and commercialization of novel cannabinoid-based products and therapies.  Additional information on Revive is available at www.ReviveThera.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Axim Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).

Public Relations Contact:

Andrew Hard

Chief Executive Officer

CMW Media

P. 888-829-0070

andrew.hard@cmwmedia.com

www.cmwmedia.com

Investor Relations Contact:

Investors@aximbiotech.com

Corporate Contact Info:

North American Address:

45 Rockefeller Plaza, 20th Fl.

New York, NY 10111, USA

P. 844 294 6246

European Address:

Industrieweg 40, Unit B4

3401 MA IJsselstein

Netherlands